As filed with the Securities and Exchange Commission on December 15, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Flextronics International Ltd.

(Exact Name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

One Marina Boulevard, #28-00
Singapore 018989
(Address of Principal Executive Offices)

2004 Award Plan For New Employees
(Full title of the plan)

Michael E. Marks
Chief Executive Officer
Flextronics International Ltd.
One Marina Boulevard, #28-00
(65) 6890-7188
(Name, address and telephone number, including area code, of agent for service)

Copies to:
David K. Michaels, Esq.
Melanie Grace, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum	Amount of
class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered (1)	per share	price	fee
Ordinary Shares, S$0.01 par value	4,000,000 (2)	$13.64 (3)	$54,560,000	$6,421.71

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities that may be offered or issued as part of any stock split, stock dividend or similar transaction.

(2)	Represents 4,000,000 additional shares reserved for issuance upon the exercise of stock options that may be granted under the 2004 Award Plan For New Employees initially registered on Form S-8 with the Securities and Exchange Commission (“SEC”) on October 28, 2004 (File No. 333-120056).

(3)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee. Computation based upon $13.64, the average of the high and low prices of the Registrant’s ordinary stock as reported on the Nasdaq National Market on December 9, 2004, because the price at which options to be granted in the future may be exercised is not currently determinable.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.02
EXHIBIT 5.01
EXHIBIT 15.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

     This Registration Statement on Form S-8 is being filed by the Registrant to register 4,000,000 additional shares reserved for issuance under its 2004 Award Plan For New Employees initially registered on Form S-8 with the SEC on October 28, 2004 (File No. 333-120056).

     This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on October 28, 2004 (File No. 333-120056).

Item 8. EXHIBITS.

		Incorporated By Reference				Filed
Herewith
Exhibit				Filing	Exhibit
No.	Exhibit	Form	File No.	Date	No.
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1
4.02	Registrant’s 2004 Award Plan for New Employees (formerly known as the 2004 Award Plan for New Employees and Directors), as amended, together with the form of Notice of Grant and Share Option Agreement.					X
5.01	Opinion of Allen & Gledhill.					X
15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated December 14, 2004 regarding unaudited interim financial information.					X
23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Public Accounting Firm.					X
24.01	Power of Attorney (incorporated by reference to Page 2 of this Registration Statement).					X

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of December, 2004.

FLEXTRONICS INTERNATIONAL LTD.
By:	/s/ Michael E. Marks
Michael E. Marks
Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael E. Marks and Robert R.B. Dykes, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of December, 2004:

SIGNATURE	TITLE	DATE
/s/ Michael E. Marks Michael E. Marks	Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2004
/s/ Robert R.B. Dykes Robert R.B. Dykes	President, Systems Group and Chief Financial Officer (Principal Financial Officer)	December 15, 2004
/s/ Thomas J. Smach Thomas J. Smach	Senior Vice President, Finance (Principal Accounting Officer)	December 15, 2004
/s/ Richard L. Sharp Richard L. Sharp	Chairman of the Board	December 15, 2004
/s/ James A. Davidson James A. Davidson	Director	December 15, 2004
/s/ Patrick Foley Patrick Foley	Director	December 15, 2004
/s/ Michael J. Moritz Michael J. Moritz	Director	December 15, 2004
Lip-Bu Tan	Director	December , 2004

EXHIBIT INDEX

		Incorporated By Reference				Filed
Herewith
Exhibit				Filing	Exhibit
No.	Exhibit	Form	File No.	Date	No.
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1
4.02	Registrant’s 2004 Award Plan for New Employees and Directors (formerly known as the 2004 Award Plan for New Employees and Directors), as amended, together with the form of Notice of Grant and Share Option Agreement.					X
5.01	Opinion of Allen & Gledhill.					X
15.01	Letter in lieu of consent from Deloitte & Touche LLP, dated December 14, 2004 regarding unaudited interim financial information.					X
23.01	Consent of Allen & Gledhill (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Accounting Firm.					X
24.01	Power of Attorney (incorporated by reference to Page 2 of this Registration Statement).					X